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
                                           Walnut Equipment Leasing Co., Inc.
                                          Statement re:  Computation of Ratios
                                                       Fiscal Years Ended April 30,
                                       1996            1995           1994           1993           1992
                                -----------     -----------    -----------    -----------    -----------
Rent Expense                    $   209,397     $   235,224    $   226,711    $   216,522    $   220,264
  x.30 (A)                              x.3             x.3            x.3            x.3            x.3
                                -----------     -----------    -----------    -----------    -----------
Assumed Fixed Charges
  Included in Rent Expense           62,819          70,567         68,013         64,957         66,079
Preferred Dividend
  Requirements                          ---             ---            ---          2,193          2,809
Interest Expense (B)              4,971,065       4,434,655      4,214,376      3,754,765      3,304,793
                                -----------     -----------    -----------    -----------    -----------
Total Fixed Charges               5,033,884       4,505,222      4,282,389      3,821,915      3,273,681
Less:  Pre-Tax Loss              (5,631,409)     (5,064,166)    (4,082,175)    (3,864,576)    (3,075,213)
                                -----------     -----------    -----------    -----------    -----------
Pre-Tax Loss Plus
  Fixed Charges                         ---             ---        200,214            ---        298,468
Pre-Tax Loss Plus
  Fixed Charges divided
  by Fixed Charges (rounded)            ---             ---            .05            ---            .09



(A)  Assumed percentage of interest included in rental expense.

(B)  Includes amortization of deferred registration costs related to the Company's offer and sale of senior and subordinated debt in the amounts of $62,153, $54,904, $56,817, $56,857, and $47,261, charged to expense during the fiscal years ended April 30, 1996, 1995, 1994, 1993, and 1992, respectively.  ELCOA's amortization of deferred registration costs related to its offer and sale of Demand, Fixed Rate and Money Market Thrift Certificates are also included in the amounts of $64,380, $66,498, $63,370, $60,000, and $52,411, respectively, for the fiscal years ended
April 30, 1996, 1995, 1994, 1993, and 1992.
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